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                                                                      EXHIBIT 11


              ELECTRONIC TELE-COMMUNICATIONS, INC. AND SUBSIDIARY
                       COMPUTATION OF EARNINGS PER SHARE
         Three-Month and Six-Month Periods Ended June 30, 1998 and 1997


Earnings (loss) net of dividends paid (undistributed earnings) are allocated equally per share to weighted average Class A shares, as adjusted for the dilutive effect of stock options using the treasury stock method, and weighted average Class B shares outstanding during the year. Earnings (loss) per Class A and Class B common share were computed, as shown in the table below, by adding dividends paid per Class A and Class B common share (distributed earnings) to undistributed earnings.

The following table sets forth the computation of basic and diluted earnings per share:

                                                                        THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                              JUNE 30                            JUNE 30
                                                                       1998             1997              1998             1997
                                                                   -----------------------------     ------------------------------
Numerator for basic and diluted earnings per share:
 Net earnings (loss)                                               $     52,034     $     14,621     $    (192,049)    $     92,551
 Less dividends paid:
  Class A common                                                            -                -              80,358          120,237
  Class B common                                                            -                -                 -                -
                                                                   -----------------------------     ------------------------------
 Undistributed earnings (loss)                                     $     52,034     $     14,621     $    (272,407)    $    (27,686)

Denominator for basic and diluted earnings per share:
 Weighted average shares:
  Class A common                                                      2,008,949        2,003,949         2,008,949        2,003,949
  Class B common                                                        499,998          500,000           499,999          500,000
                                                                   -----------------------------     ------------------------------
   Total                                                              2,508,947        2,503,949         2,508,948        2,503,949

Calculation of basic and diluted earnings (loss) per share:
 Class A common:
  Distributed earnings                                             $        -       $        -       $        0.04     $       0.06
  Undistributed earnings (loss)                                            0.02             0.01             (0.11)           (0.01)
                                                                   -----------------------------     ------------------------------
   Basic and diluted earnings (loss) per share                     $       0.02     $       0.01     $       (0.07)    $       0.05
                                                                   =============================     ==============================

 Class B common:
  Distributed earnings                                             $        -       $        -       $         -       $        -
  Undistributed earnings (loss)                                            0.02             0.01             (0.11)           (0.01)
                                                                   -----------------------------     ------------------------------
   Basic and diluted earnings (loss) per share                     $       0.02     $       0.01     $       (0.11)    $      (0.01)
                                                                   =============================     ==============================

Options to purchase shares of Class A common stock under the Company's Nonqualified Stock Option Plan were outstanding during the three-month and six-month periods ended June 30, 1998 and 1997. However, these shares were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive.





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